Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Central European Media Enterprises Ltd. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Adrian Sarbu, President and Chief Executive Officer of the Company, and David Sach, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods explained in the Report.

/s/ Adrian Sarbu	/s/ David Sach
Adrian Sarbu	David Sach
President and Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
February 27, 2013	February 27, 2013